Exhibit 99.1

China Security & Surveillance Technology, Inc.
Announces Closing of Going Private Transaction

SHENZHEN, China, September 16, 2011 /PRNewswire-Asia/ -- China Security & Surveillance Technology, Inc. (“CSST” or the “Company”) (NYSE:CSR), a leading integrated surveillance and safety solutions provider in the P.R.C., today announced the completion of the merger contemplated by the previously announced Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 3, 2011, by and among Rightmark Holdings Limited, a British Virgin Islands company ("Parent"), Rightmark Merger Sub Limited, a Delaware corporation and a wholly owned, direct subsidiary of Parent (“Merger Sub”), the Company and Mr. Guoshen Tu, the Chairman and Chief Executive Officer of the Company (solely for the purpose of Section 6.15 of the Merger Agreement). As a result of the merger, the Company became a wholly owned subsidiary of Parent, which is controlled by Mr. Guoshen Tu.

Under the terms of the Merger Agreement, which was adopted by the Company’s stockholders at the annual meeting held on September 14, 2011, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the merger has been cancelled in exchange for the right to receive $6.50 in cash without interest, except for shares owned by (i) Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, including shares contributed to Parent by Mr. Guoshen Tu and certain other senior members of the management immediately prior to the effective time of the merger, (ii) the Company or any direct or indirect wholly owned subsidiary of the Company and (iii) stockholders who have properly exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under Delaware law. In addition, each warrant to purchase shares of the Company’s common stock issued and outstanding at the effective time of the merger was cancelled and, in exchange therefor, converted into the right to receive a cash payment (without interest) equal to the product of (i) the excess of $6.50 over the exercise price per share of common stock of such warrant and (ii) the number of shares of common stock subject to such warrant; provided, that if the exercise price of any such warrant is equal to or greater than $6.50, such warrant was canceled without any cash payment being made in respect thereof.

Stockholders of record will receive a letter of transmittal and instructions on how to surrender their stock certificates in exchange for the merger consideration. Stockholders should wait to receive the letter of transmittal before surrendering their stock certificates.

The Company also announced today that it requested that trading of its common stock on the New York Stock Exchange (the “NYSE”) be suspended. The Company requested the NYSE to file a delisting application on Form 25 with the SEC to delist and deregister its common stock. The Company intends to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended, by promptly filing Form 15 with the SEC.

About China Security & Surveillance Technology, Inc.

Based in Shenzhen, China, CSST designs, manufactures, sells, installs, services and monitors electronic surveillance and safety products and solutions, including related software, in China. Its customers are mainly comprised of government, commercial, industrial and education entities. CSST has built a diversified customer base through its extensive sales and service network that includes branch offices and distribution points throughout China. To learn more about the Company visit http://www.csst.com

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “will,” “believes,” “expects” or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system at http://www.sec.gov

For more information, please contact:
Company Contact:
Amy Tang
China Security & Surveillance Technology, Inc.
Tel: +86-755-8351-0888 ext.6138
Email: ir@csst.com

Investor and Media Contact:
Patrick Yu, Fleishman-Hillard Hong Kong
Tel: +852-2530-2577
Email: patrick.yu@fleishman.com